EXHIBIT 99.1

ENVIVA PELLETS LUCEDALE, LLC, ENVIVA PORT of PASCAGOULA, LLC and
ENVIVA DEVELOPMENT FINANCE COMPANY, LLC
Combined Financial Statements
December 31, 2020 and 2019

ENVIVA PELLETS LUCEDALE, LLC, ENVIVA PORT of PASCAGOULA, LLC and ENVIVA DEVELOPMENT FINANCE COMPANY, LLC
COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019
TABLE OF CONTENTS
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Report of Independent Auditors
The Members
Enviva Pellets Lucedale, LLC, Enviva Port of Pascagoula, LLC and Enviva Development Finance Company, LLC
We have audited the accompanying combined financial statements of Enviva Pellets Lucedale, LLC, Enviva Port of Pascagoula, LLC and Enviva Development Finance Company, LLC, which comprise the combined balance sheets as of December 31, 2020 and December 31, 2019, and the related combined statements of operations, statements of changes in member’s capital and statements of cash flows for the years then ended, and the related notes to the combined financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with
U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Enviva Pellets Lucedale, LLC, Enviva Port of Pascagoula, LLC and Enviva Development
Finance Company, LLC at December 31, 2020 and December 31, 2019, and the combined results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
/s/ Ernst & Young LLP
Tysons, Virginia
July 14, 2021

ENVIVA PELLETS LUCEDALE, LLC, ENVIVA PORT of PASCAGOULA, LLC and ENVIVA DEVELOPMENT FINANCE COMPANY, LLC
Combined Balance Sheets
December 31, 2020 and 2019
(In thousands)

	2020	2019
Assets
Current assets:
Cash	$21	$12
Prepaid expenses and other current assets	250	434
Total current assets	271	446
Land	816	590
Construction in progress	148,403	25,282
Total property, plant and equipment	149,219	25,872
Operating lease right-of-use assets	6,984	7,167
Total assets	$156,474	$33,485
Liabilities and Member's Capital
Current liabilities:
Accounts payable	$5,501	$18
Related-party payables, net	223	1,073
Accrued construction in progress	11,630	4,819
Accrued and other current liabilities	1,201	102
Current portion of finance lease obligation	—	151
Total current liabilities	18,555	6,163
Long-term operating lease liabilities	7,846	7,290
Other long-term liability	4,863	4,113
Total liabilities	31,264	17,566
Member's capital:
Total member's capital	125,210	15,919
Total liabilities and member's capital	$156,474	$33,485
See accompanying notes to combined financial statements.

ENVIVA PELLETS LUCEDALE, LLC, ENVIVA PORT of PASCAGOULA, LLC and ENVIVA DEVELOPMENT FINANCE COMPANY, LLC
Combined Statements of Operations
Years ended December 31, 2020 and 2019
(In thousands)

	2020	2019
General and administrative expenses	$1,082	$768
Related-party management services agreement expense	6,048	2,048
Total general and administrative expenses	7,130	2,816
Loss from operations	(7,130)	(2,816)
Other expense	(430)	—
Net loss	$(7,560)	$(2,816)
See accompanying notes to combined financial statements.

ENVIVA PELLETS LUCEDALE, LLC, ENVIVA PORT of PASCAGOULA. LLC and ENVIVA DEVELOPMENT FINANCE COMPANY, LLC
Combined Statements of Changes in Member’s Capital
Years Ended December 31, 2020 and 2019
(In thousands)

Balance at December 31, 2018	$(92)
Contributed capital	5,925
Property, plant and equipment contributed by Member	11,014
General and administrative expenses contributed by Member	1,888
Net loss	(2,816)
Balance at December 31, 2019	$15,919
Contributed capital	100,787
Property, plant and equipment contributed by Member	11,010
General and administrative expenses contributed by Member	5,054
Net loss	(7,560)
Balance at December 31, 2020	$125,210
See accompanying notes to combined financial statements.

ENVIVA PELLETS LUCEDALE, LLC, ENVIVA PORT of PASCAGOULA, LLC and ENVIVA DEVELOPMENT FINANCE COMPANY, LLC
Combined Statements of Cash Flows
Years Ended December 31, 2020 and 2019
(In thousands)

	2020	2019
Cash flows from operating activities:
Net loss	$(7,560)	$(2,816)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses contributed by Member	5,054	1,888
Change in operating assets and liabilities:
Accounts payable, accrued liabilities and other current liabilities	1,518	209
Related-party payables	(279)	20
Operating lease liabilities	(84)	(34)
Net cash used in operating activities	(1,351)	(733)
Cash flows from investing activities:
Purchases of property, plant and equipment	(99,427)	(5,180)
Net cash used in investing activities	(99,427)	(5,180)
Cash flows from financing activities:
Contributed capital	100,787	5,925
Net cash provided by financing activities	100,787	5,925
Net increase in cash	9	12
Cash, beginning of period	12	—
Cash, end of period	$21	$12

Non-cash investing and financing activities:
Property, plant and equipment acquired included in accounts payable and accrued construction in progress	$13,200	$4,819
Property, plant and equipment contributed by Member	11,010	11,014
See accompanying notes to combined financial statements.

ENVIVA PELLETS LUCEDALE, LLC, ENVIVA PORT of PASCAGOULA, LLC and ENVIVA DEVELOPMENT FINANCE COMPANY, LLC
Notes to Combined Financial Statements
(In thousands, unless otherwise noted)
(1) Description of Business and Basis of Presentation
Description of Business
Enviva Pellets Lucedale, LLC (“Lucedale”), Enviva Port of Pascagoula, LLC (“Pascagoula”) and Enviva Development Finance Company, LLC (“Development Finance” and together, the “Companies”) were each organized as a Delaware limited liability company in January 2015, August 2016 and December 2019, respectively. The Companies are wholly owned subsidiaries of Enviva JV Development Company, LLC, a Delaware limited liability company (“Development JV” or “Member”). Development JV is a consolidated wholly owned subsidiary of Enviva Holdings, LP, a Delaware limited partnership (“Enviva Holdings”).
Lucedale is constructing a wood pellet production plant in Lucedale, Mississippi and Pascagoula is constructing a deep-water marine terminal at the Port of Pascagoula, Mississippi. Development Finance was formed to purchase and hold bonds from Mississippi Business Finance Corporation, which assists in the financing of eligible projects by serving as a conduit within the finance structure. The proceeds from these bonds pay for eligible project-related purchases by Pascagoula to exempt them from applicable sales and use taxes.
Basis of Presentation
These combined financial statements represent the financial position, results of operations, changes in member’s capital and cash flow of the Companies.
The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). All intercompany accounts and transactions between the Companies have been eliminated in combination.
(2) Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make judgments, estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes.
Netting Agreement
The Companies are parties to a netting agreement with Enviva Holdings pursuant to which the Companies agreed to set off related-party accounts receivable and accounts payable; consequently, the Companies set off related-party receivables and payables, which are reflected net in related-party receivables or payables, as applicable.
Construction in Progress
Construction in progress includes expenditures for the development of facilities. Capitalized interest cost and all direct costs, which include equipment and engineering costs related to the development, are capitalized as construction in progress. Depreciation is not recognized for amounts in construction in progress.
Leases
The Companies have operating leases related to real estate and equipment and other assets where the Companies are the lessee. Operating leases with an initial term of 12 months or less are not recorded on the balance sheet but are recognized as lease expense on a straight-line basis over the applicable lease terms. Operating and finance leases with an initial term longer than 12 months are recorded on the balance sheet and classified as either operating or finance.
Right-of-use (“ROU”) assets represent the Companies’ right to use an underlying asset for the lease term and lease liabilities represent the Companies’ obligation to make lease payments arising from the lease. The Companies’ leases do not contain any material residual value guarantees, restrictive covenants or subleases. The Companies’ leases have remaining terms of one to 20

ENVIVA PELLETS LUCEDALE, LLC, ENVIVA PORT of PASCAGOULA, LLC and ENVIVA DEVELOPMENT FINANCE COMPANY
Notes to Combined Financial Statements (Continued)
(In thousands, unless otherwise noted)
years, some of which include options to extend the leases by up to multiple five-year extensions. The Companies’ leases are generally noncancelable.
An incremental borrowing rate is applied to the leases for balance sheet measurement. As most of the leases do not provide an implicit rate, the Companies generally use an incremental borrowing rate based on the estimated rate of interest for a collateralized borrowing over a similar term of the lease payments as of the commencement date.
For contracts that contain lease and nonlease components, nonlease components are separated and accounted for under other relevant accounting standards. The Companies made an accounting policy election to not separate nonlease components from lease components for heavy machinery and equipment.
Operating leases are included in operating lease ROU assets, accrued and other current liabilities and long-term operating lease liabilities on the combined balance sheets. Changes in ROU assets and operating lease liabilities are included net in change in operating lease liabilities on the combined statements of cash flows.
Impairment of Long-Lived Assets
Long-lived assets, such as construction in progress, are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Companies did not record any impairments for the years ended December 31, 2020 and 2019.
Income Taxes
Each of the Companies is a disregarded single member limited liability company that is treated as a partnership for federal and state income tax purposes, with all income tax liabilities and/or benefits of the Companies being passed through to their sole member, Development JV. As such, no recognition of federal or state income taxes for the Companies has been provided in the accompanying financial statements.
Commitments and Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.
Recently Issued Accounting Standards not yet Adopted
There are no recently issued accounting standards not yet adopted that are expect to be reasonably likely to materially impact the combined financial position, results of operations or cash flows.

ENVIVA PELLETS LUCEDALE, LLC, ENVIVA PORT of PASCAGOULA, LLC and ENVIVA DEVELOPMENT FINANCE COMPANY
Notes to Combined Financial Statements (Continued)
(In thousands, unless otherwise noted)
(3) Leases
Operating lease ROU assets and liabilities and finance lease as of December 31, 2020 and 2019 were:

	2020	2019
Operating leases:
Operating lease right-of-use assets	$6,984	$7,167

Current portion of operating lease liabilities	$17	$66
Long-term operating lease liabilities	7,846	7,290
Total operating lease liabilities	$7,863	$7,356

Finance lease:
Land	$—	$590

Current portion of long-term finance lease obligation	$—	$151
Long-term finance lease obligations	—	—
Total finance lease liabilities	$—	$151
Operating and finance lease costs for the year ended December 31, 2020 and 2019 were:

Lease Cost	Classification	2020	2019
Operating lease cost:
Fixed lease cost	Construction in progress	$65	$—
	General and administrative expenses	664	221
	Total operating lease costs	$729	$221
Finance lease cost:
Interest on lease liabilities	Other expense	$2	$—
	Total lease costs	$731	$221
In August 2019, Pascagoula exercised a property lease option with the Jackson County Port Authority (“JCPA”) and the County of Jackson, Mississippi to lease certain portions of real estate located upon which Pascagoula will construct an at-port wood pellet export terminal facility (the “Enviva System”). The lease has a 20-year term, with four five-year renewal options with an annual base rent payment of $0.6 million, subject to an annual increase based on the producer price index for final demand goods. Lease payments are due once the planned terminal is ready for its intended use, which is estimated to be in the third quarter of 2021. The total future minimum lease payments over the 40-year life of the lease are estimated to be $27.6 million.
Since August 2019, Pascagoula is a party to a lease with the JCPA to lease a facility to be constructed by the JCPA (the “JCPA system”) for exclusive use by Pascagoula. The JCPA system will consist of certain equipment integral to the operations of the Enviva System. This lease has a 20-year term, with four five-year renewal options. There are two payment options for the exclusive right to use the JCPA System, both of which require a payment equal to the aggregate amount required to repay and discharge in full all working capital and construction loans incurred by JCPA for the construction of the system, which is expected to be approximately $24.0 million plus interest. This lease is accounted for as a “build-to-suit” lease and is recorded in construction-in-progress and in other long-term liability on the combined balance sheets at $4.9 million and $4.1 million as of December 31, 2020 and 2019, respectively.

ENVIVA PELLETS LUCEDALE, LLC, ENVIVA PORT of PASCAGOULA, LLC and ENVIVA DEVELOPMENT FINANCE COMPANY
Notes to Combined Financial Statements (Continued)
(In thousands, unless otherwise noted)
Operating and finance lease cash flow information for the years ended December 31, 2020 and 2019 was:

	2020	2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$84	$34
Operating cash flows from finance leases	2	—
Assets obtained in exchange for lease obligations:
Operating leases	$4	$7,229
The future minimum lease payments and the aggregate maturities of operating lease liabilities are as follows:

Years Ending December 31,
2021	$467
2022	600
2023	600
2024	600
2025	600
Thereafter	24,750
Total lease payments	27,617
Less: imputed interest	(19,754)
Total present value of lease liabilities	$7,863
The weighted-average remaining lease terms and discount rates for operating leases were weighted using the undiscounted future minimum lease payments and are as follows as of December 31, 2020:

Weighted average remaining lease term (years):
Operating leases	40
Weighted average discount rate:
Operating leases	8%
In December 2019, Lucedale entered into an agreement to lease railroad cars. The lease commences after delivery of the railcars and has a 12-year term with an annual base rent payments of approximately $1.0 million. The first delivery of railcars occurred in February 2021. Delivery of all railcars are expected to occur by July 31, 2021. The total future minimum lease payments over the 12-year life of the lease are estimated to be $12.3 million.
(4) Related-Party Transactions
Management Services Agreement
Pursuant to a management services agreement (“MSA”) between Development JV and Enviva Management Company, LLC, a Delaware limited liability company (“Enviva Management Company”) and a consolidated subsidiary of Enviva Holdings, Enviva Management Company, as an independent contractor, provides the development, construction and operation of the assets and properties of Development JV’s development projects and provides other services to Development JV and its direct and indirect subsidiaries.

ENVIVA PELLETS LUCEDALE, LLC, ENVIVA PORT of PASCAGOULA, LLC and ENVIVA DEVELOPMENT FINANCE COMPANY
Notes to Combined Financial Statements (Continued)
(In thousands, unless otherwise noted)
Development JV incurs all direct or indirect internal or third-party expenses in connection with the MSA on behalf of the Companies. Direct or indirect internal or third-party expenses incurred are either directly identifiable or allocated to the Companies. Enviva Management Company estimates the percentage of salary, benefits, third-party costs, office rent, and expenses and any other overhead costs incurred by Enviva Management Company associated with the MSA.
The costs reflected in the statements of operations of the Companies include costs associated with the MSA. Under the MSA, the Companies directly incur costs from Enviva Management Company for all direct reasonable and necessary costs and expenses (other than general and administrative) incurred by, or chargeable to, Enviva Management Company in connection with the MSA. In addition, Development JV allocates to the Companies a portion of the MSA costs from Enviva Management Company based on estimated percentages of salary, benefits, third-party costs, office rent and expenses and any other overhead costs incurred.
Management believes the estimates underlying the financial statements, including the estimates regarding the allocation of MSA costs from Development JV, are reasonable. The financial statements may not include all of or may include more than the actual costs that would have been incurred had the Companies operated as standalone companies during the period presented and may not reflect the results of operations, financial position and cash flows had the Companies operated as standalone companies during the periods presented. Actual costs that would have been incurred if the Companies had operated as standalone companies would depend on multiple factors, including organizational structure and strategic decisions made in various areas. Also, the Companies may have incurred lower or higher costs associated with being standalone companies that were not included in the cost allocations and, therefore, would result in different costs than are reflected in the historical results of operations, financial position and cash flows.
During the years ended December 31, 2020 and 2019, the Companies incurred $6.0 million and $2.0 million, respectively, of total MSA costs.
During the years ended December 31, 2020 and 2019, of the total MSA costs, Development JV allocated to the Companies $5.1 million and $1.9 million, respectively, which were recorded as an increase to capital. The remaining MSA costs incurred were payable to Enviva Management Company. As of December 31, 2020 and 2019, included in related-party payables, net, are $0.2 million and $0.5 million, respectively, related to MSA costs subsequently paid to Enviva Management Company.
(5) Subsequent Events
The Companies have evaluated subsequent events for the period from December 31, 2020 through July 14, 2021, the date these financial statements were issued and, other than as disclosed below, there have been no subsequent events for which disclosure is required.
Subsequent to December 31, 2019, the outbreak and spread of a novel strain of coronavirus (“COVID-19”) has adversely impacted global commercial activity and contributed to significant declines and volatility in the financial markets. The Companies have not experienced any material impact to its businesses from COVID-19 and does not expect that COVID-19 will have a material impact on its businesses or operations.
On July 1, 2021, Enviva Holdings sold to Enviva Partners, LP, a wholly owned subsidiary of Enviva Holdings, its membership interests in Enviva JV2 Holdings, LLC, which, following an internal restructuring, held 100% of the interests in the Companies, for total cash consideration of approximately $260.0 million, subject to certain adjustments.